Exhibit 99.1

Alkermes Contacts:
For Investors:	Sandy Coombs +1 781 609 6377
For Media:	Katie Joyce +1 781 249 8927

Alkermes plc Reports First Quarter 2026 Financial Results

— First Quarter Revenues of $392.9 Million; GAAP Net Loss of $66.5 Million and Adjusted EBITDA of $80.3 Million —

— Acquisition of Avadel Pharmaceuticals Completed in February 2026 —

— Alixorexton Brilliance Phase 3 Narcolepsy Clinical Program Initiated in Q1 2026 —

DUBLIN, May 5, 2026 — Alkermes plc (Nasdaq: ALKS) today reported financial results for the first quarter of 2026 and updated certain non-cash elements of its 2026 full year financial expectations in connection with the acquisition of Avadel Pharmaceuticals plc (Avadel), resulting in improved expectations for GAAP net loss and EBITDA.

“We delivered a strong quarter marked by solid financial and commercial execution, alongside meaningful strategic progress that positions Alkermes as an emerging leader in sleep medicine,” said Richard Pops, Chairman and Chief Executive Officer of Alkermes. “During the quarter, we successfully closed the acquisition of Avadel, strengthening our financial profile and accelerating our entry into the commercial sleep medicine market at scale. We are also rapidly advancing the alixorexton development program and recently initiated the phase 3 Brilliance studies to further characterize alixorexton’s differentiated profile and potential utility in both narcolepsy type 1 and type 2. The multi‑billion‑dollar market opportunity in narcolepsy and idiopathic hypersomnia represents a transformative opportunity for Alkermes. Taken together with the broad therapeutic potential across other neuropsychiatric disorders, orexin 2 receptor agonists represent one of the most exciting new therapeutic categories in neuroscience, and Alkermes is at the forefront of generating new clinical data and expanding our understanding of this neurocircuitry.”

Key Financial Highlights

Revenues

	Three Months Ended March 31,
(In millions)	2026	2025
Total Revenues	$392.9	$306.5
Total Proprietary Net Sales	$338.1	$244.5
VIVITROL®	$112.4	$101.0
ARISTADA®[i]	$93.8	$73.5
LYBALVI®	$92.4	$70.0
LUMRYZ®	$39.5	$—

Profitability

	Three Months Ended March 31,
(In millions)	2026	2025
GAAP Net (Loss) Income	$(66.5)	$22.5
EBITDA	$(30.1)	$22.8
Adjusted EBITDA	$80.3	$45.6

Revenue Highlights

Proprietary Product Revenues

•
LYBALVI revenues for the quarter were $92.4 million. Revenues and total prescriptions grew 32% and 21%, respectively, compared to the first quarter of 2025. During the quarter, the company recorded LYBALVI revenue of approximately $2 million related to gross-to-net favorability, primarily driven by favorable patient mix.
•
ARISTADAi revenues for the quarter were $93.8 million. During the quarter, the company recorded ARISTADA revenue of approximately $3.5 million related to gross-to-net favorability, primarily driven by favorable patient mix.
•
VIVITROL revenues for the quarter were $112.4 million. During the quarter, the company recorded VIVITROL revenue of approximately $9 million related to gross-to-net favorability, primarily driven by favorable patient mix.
•
LUMRYZ revenues for the quarter were $39.5 million, representing the period of Feb. 12, 2026 - March 31, 2026. Prior to the completion of the acquisition, Avadel recorded LUMRYZ net sales of approximately $33 million between Jan. 1, 2026 and Feb. 11, 2026.

Manufacturing & Royalty Revenues

•
VUMERITY® manufacturing and royalty revenues for the quarter were $27.3 million.
•
Royalty revenues from XEPLION®, INVEGA TRINZA®/TREVICTA® and INVEGA HAFYERA®/BYANNLI® for the quarter were $18.0 million.

Key Operating Expenses

	Three Months Ended March 31,
(In millions)	2026 GAAP	2026 Transaction Adjustments(1)	2026 Non-GAAP Adjusted	2025 GAAP
Cost of Goods Sold	$61.6	$12.7	$48.9	$49.2
R&D Expense	$103.3	$8.1	$95.3	$71.8
SG&A Expense	$264.6	$55.2	$209.4	$171.7

(1)
Includes $20.2 million of share-based compensation expense related to the acceleration of vesting of equity awards for former Avadel employees which vested in full upon the closing of the transaction.

Balance Sheet

•
At March 31, 2026, the company recorded cash, cash equivalents, restricted cash and total investments of $538.2 million, compared to $1.32 billion at Dec. 31, 2025.
•
To finance the acquisition of Avadel, which closed in February 2026, the company used approximately $775 million of cash from its balance sheet and entered into term loans totaling $1.525 billion due in 2031.

Share Repurchase Program

•
During the first quarter of 2026, the company repurchased approximately 1 million of the company’s ordinary shares under the share repurchase program authorized in February 2024, at a total purchase price of approximately $28 million.
•
As of March 31, 2026, the company had approximately $172 million (exclusive of any fees, commissions or other related expenses) remaining under the program.

Financial Expectations for 2026

In connection with the purchase price accounting related to the acquisition of Avadel, the company is updating certain non-cash elements of its 2026 full year financial expectations, resulting in improved expectations for GAAP net loss and EBITDA. All line items are according to GAAP, except as otherwise noted.

(In millions)	Previous 2026 Expectations (provided Feb. 25, 2026)	Updated 2026 Expectations (provided May 5, 2026)
Total Revenues	$1,730 – $1,840	$1,730 – $1,840
VIVITROL Net Sales	$460 – $480	$460 – $480
LYBALVI Net Sales	$380 – $400	$380 – $400
ARISTADA[i] Net Sales	$365 – $385	$365 – $385
LUMRYZ Net Sales [a]	$315 – $335	$315 – $335
Cost of Goods Sold [b]	$365 – $385	$320 – $340
R&D Expenses	$445 – $485	$445 – $485
SG&A Expenses	$890 – $930	$890 – $930
Amortization of Intangible Assets [c]	$95 – $105	$75 – $85
Net Interest Expense	$75 – $85	$75 – $85
Net Tax Benefit	~$20	~$0
GAAP Net Loss [d]	($115) – ($135)	($70) – ($90)
EBITDA [e]	$60 – $90	$105 – $135
Adjusted EBITDA [e]	$370 – $410	$370 – $410

a	The acquisition of Avadel closed on Feb. 12, 2026. LUMRYZ Net Sales expectations represents the period of Feb. 12, 2026 – Dec. 31, 2026.
b

In connection with the acquisition of Avadel, the company will record approximately $125 million of LUMRYZ inventory fair value step-up; the company expects that approximately $105 million of this amount will be expensed in 2026 as this inventory is sold.

c

In connection with the acquisition of Avadel, the company expects to record approximately $1.8 billion of intellectual property related to LUMRYZ, which will be amortized over an expected life of 14 years.

d	Expected 2026 weighted average basic share count of approximately 169.1 million shares outstanding and a weighted average diluted share count of approximately 172.8 million shares outstanding.
e	Non-GAAP measure.

Conference Call

Alkermes will host a conference call and webcast presentation with accompanying slides at 8:00 a.m. ET (1:00 p.m. BST) on Tuesday, May 5, 2026, to discuss these financial results and expectations and provide an update on the company. The webcast may be accessed on the Investors section of Alkermes’ website at www.alkermes.com. The conference call may be accessed by dialing +1 877 407 2988 for U.S. callers and +1 201 389 0923 for international callers. In addition, a replay of the conference call may be accessed by visiting Alkermes’ website.

About Alkermes plc

Alkermes plc, a mid-cap growth and value equity, is a global biopharmaceutical company that seeks to develop innovative medicines in the field of neuroscience. The company has a portfolio of proprietary commercial products for the treatment of alcohol dependence, opioid dependence, schizophrenia, bipolar I disorder and narcolepsy. Alkermes’ pipeline includes late-stage clinical candidates in development for narcolepsy and idiopathic hypersomnia, and orexin 2 receptor agonists in early clinical development for other neurological disorders, including attention-deficit hyperactivity disorder (ADHD) and fatigue associated with multiple sclerosis and Parkinson’s disease. Headquartered in Ireland, Alkermes also has a corporate office and research and development center in Massachusetts and a manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), including EBITDA and Adjusted EBITDA. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

EBITDA represents earnings before interest, tax, depreciation and amortization. Adjusted EBITDA excludes share-based compensation expense and non-recurring gains or losses in addition to the components of EBITDA from earnings.

The company’s management and board of directors utilize these non-GAAP financial measures to evaluate the company’s performance. The company provides these non-GAAP financial measures of the company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. However, EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance. Further, EBITDA and Adjusted EBITDA should not be considered measures of the company’s liquidity.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s expectations concerning its future financial and operating performance, business plans or prospects, including profitability; and the potential therapeutic and commercial value of alixorexton and the company’s other development candidates. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: whether the company is able to achieve its financial expectations, including those related to profitability; the businesses of Alkermes and Avadel may not be effectively integrated and the expected benefits and value of the acquisition may not be achieved; there may be unknown or inestimable liabilities and potential litigation associated with the acquisition; clinical development activities may not be completed on time or at all; the results of the company’s development activities may not be positive, or predictive of final results from such activities, results of future development activities or real-world results; the unfavorable outcome of arbitration, litigation, or other proceedings or disputes related to the company’s products or products using the company’s proprietary technologies; the company’s products or product candidates could be shown to be ineffective or unsafe; the U.S. Food and Drug Administration or regulatory authorities outside the U.S. may not agree with the company’s regulatory approval strategies or may make adverse decisions regarding the company’s products; the company and its licensees may not be able to continue to successfully commercialize their products or support revenue growth from such products; potential changes in the cost, scope and duration of the company’s development programs; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to government payers; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2025 and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

VIVITROL® is a registered trademark of Alkermes, Inc.; ARISTADA®, ARISTADA INITIO® and LYBALVI® are registered trademarks of Alkermes Pharma Ireland Limited, used by Alkermes, Inc. under license; LUMRYZ® is a registered trademark of Flamel Ireland Limited, an affiliate of Alkermes plc; BYANNLI®, INVEGA HAFYERA®, INVEGA TRINZA®, TREVICTA® and XEPLION® are registered trademarks of Johnson & Johnson or its affiliated companies; and VUMERITY® is a registered trademark of Biogen MA Inc., used by Alkermes under license.

(tables follow)

[i]	The term “ARISTADA” as used in this press release refers to ARISTADA and ARISTADA INITIO®, unless the context indicates otherwise.

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Three Months Ended	Three Months Ended
(In thousands, except per share data)	March 31, 2026	March 31, 2025
Revenues:
Product sales, net	$338,114	$244,493
Manufacturing and royalty revenues	54,797	62,017
Total Revenues	392,911	306,510
Expenses:
Cost of goods manufactured and sold	61,578	49,197
Research and development	103,345	71,817
Selling, general and administrative	264,593	171,704
Amortization of acquired intangible assets	11,675	—
Total Expenses	441,191	292,718
Operating (Loss) Income	(48,280)	13,792
Other (Expense) Income, net:
Interest income	8,539	10,141
Interest expense	(20,892)	—
Other (expense) income, net	(1,293)	1,556
Total Other (Expense) Income, net	(13,646)	11,697
(Loss) Income Before Income Taxes	(61,926)	25,489
Income Tax (Benefit) Provision	4,554	3,025
Net (Loss) Income — GAAP	$(66,480)	$22,464

(Loss) Earnings Per Share - Basic	$(0.40)	$0.14
(Loss) Earnings Per Share - Diluted	$(0.40)	$0.13

Weighted Average Number of Ordinary Shares Outstanding:
Basic	166,196	163,407
Diluted	166,196	168,737

An itemized reconciliation between net (loss) income on a GAAP basis and Adjusted EBITDA is as follows:
Net (Loss) Income	$(66,480)	$22,464
Adjustments:
Interest income	(8,539)	(10,141)
Interest expense	20,892	—
Income tax provision	4,554	3,025
Depreciation expense	7,753	7,421
Amortization of acquired intangible assets	11,675	—
EBITDA	(30,145)	22,769
Share-based compensation expense	54,581	22,810
Costs related to the acquisition of Avadel	55,825	—
Adjusted EBITDA	$80,261	$45,579

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Balance Sheets	March 31,	December 31,
(In thousands)	2026	2025
Cash, cash equivalents and total investments	$538,225	$588,360
Restricted cash	—	731,206
Receivables	407,630	334,025
Inventory	336,703	196,625
Prepaid expenses and other current assets	102,449	79,090
Property, plant and equipment, net	220,587	221,722
Intangible assets, net	1,784,040	815
Goodwill	596,029	83,027
Deferred tax assets	134,808	125,815
Other assets	137,605	126,308
Total Assets	$4,258,076	$2,486,993
Accrued sales discounts, allowances and reserves	$272,843	$247,126
Long-term debt, current portion	26,500	—
Other current liabilities	300,156	296,311
Long-term debt	1,483,837	—
Other long-term liabilities	423,209	124,261
Total shareholders' equity	1,751,531	1,819,295
Total Liabilities and Shareholders' Equity	$4,258,076	$2,486,993

Ordinary shares outstanding (in thousands)	166,462	165,607

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alkermes plc's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which the company intends to file in May 2026.

Alkermes plc and Subsidiaries
Summary of Costs Related to the Acquisition of Avadel

	Three Months Ended March 31, 2026
(In thousands)	GAAP Results	Costs Related to the Acquisition of Avadel (1)	Net of Costs Related to the Acquisition of Avadel	Three Months Ended March 31, 2025
Cost of goods manufactured and sold	$61,578	$12,726	$48,852	$49,197
Research and development	$103,345	$8,050	$95,295	$71,817
Selling, general and administrative	$264,593	$55,238	$209,355	$171,704

(1) Includes $20,188 of share-based compensation expense related to the acceleration of vesting of equity awards for Avadel employees which vested in full upon the closing of the transaction.

Alkermes plc and Subsidiaries
2026 Guidance — GAAP to EBITDA and Adjusted EBITDA

An itemized reconciliation between projected net loss on a GAAP basis, EBITDA and Adjusted EBITDA is as follows:

(In millions)	Amount
Projected Net Loss — GAAP	$(80.0)
Adjustments:
Net interest expense	80.0
Depreciation and amortization expense	120.0
Income tax benefit	—
Projected EBITDA	$120.0
Share-based compensation expense	115.0
Costs related to the acquisition of Avadel	155.0
Projected Adjusted EBITDA	$390.0